Exhibit 99.1
Myriad Genetics Reports Second Quarter 2026 Financial Results;
Deploying New Initiatives Focused on Driving Increased Efficiency, Productivity and Scalability

Highlights

•Second quarter 2026 revenue of $190.7 million decreased 11% year-over-year, reflecting a 1% decline in volume and a 9% decrease in average revenue per test year-over-year. The company is engaging payers and executing revenue cycle initiatives expected to improve reimbursement predictability and performance.
•Maintained strong laboratory operating performance while driving productivity and cost-per-test improvements designed to support industry-leading gross margins.
•Momentum continues for the Cancer Care Continuum business with second quarter test volume growth of 6% year-over-year, the launch of Prolaris + AI for prostate cancer, the expansion of Precise MRD to include colorectal and renal cancers, and the submission of Precise MRD for breast cancer to MolDX for coverage determination.
•Engaged leading professional services firm to support initiatives intended to increase efficiency and scalability to accelerate profitable growth.
•Revised 2026 financial guidance to reflect second quarter results and updated assumptions for business trends in the second half of 2026.

SALT LAKE CITY, July 30, 2026 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in molecular diagnostic testing and precision medicine, today announced financial results for its second quarter ended June 30, 2026, new initiatives focused on driving increased efficiency, productivity and scalability, and revised financial guidance for the full-year 2026.

“In the second quarter, we continued to make meaningful progress on the Cancer Care Continuum on a number of fronts, including 6% year-over-year volume growth supported by the ramp up of our expanded sales team, the launch of Prolaris + AI, the expansion of Precise MRD to include colorectal cancer (CRC) and renal cancers, along with the submission of Precise MRD breast to MolDX,” said Sam Raha, President and CEO, Myriad Genetics. “During the quarter, we advanced work on a strategic review with the intention to identify initiatives to increase growth, profitability, and liquidity. We have activated an initiative called Ascend to increase organizational efficiency, effectivity and scalability and are being supported by a leading professional services firm. We are also doing a rigorous evaluation of our product portfolio to determine the optimal allocation of capital and enhancement of shareholder value.”

“Myriad Genetics' second quarter 2026 performance fell short of our expectations, as solid demand for our Hereditary Cancer and Mental Health tests was offset by volume challenges in Prenatal Health and increased payer friction. Mitigating average revenue per test pressure for hereditary cancer testing from this increased payer friction is a top priority, and we are executing a comprehensive action plan. The combination of these developments and the first full quarter of increased costs associated with our expanded commercial team yielded pressure on our bottom line in the quarter. While we are revising our full-year 2026 financial guidance due to lower Prenatal Health test volumes and more conservative assumptions regarding average revenue per test, we remain optimistic about our 2027 financial profile as we execute on multiple initiatives."

Financial and Operational Highlights
•Test volumes of 379,000 in the second quarter of 2026 were relatively stable year-over-year.
•Second quarter of 2026 average revenue per test decreased 9% year-over-year, in part reflecting an $11.0 million reduction to revenue resulting from changes in estimates of cash collections for tests for which the performance obligation had been satisfied in prior periods.

•The following table summarizes year-over-year testing volume changes in the company's core product categories:

	Three months ended June 30,			Six months ended June 30,
(in thousands)	2026	2025	% Change	2026	2025	% Change
Product volumes:
Cancer Care Continuum	95	90	6%	191	175	9%
Prenatal Health	144	159	(9)%	297	332	(11)%
Mental Health	140	135	4%	276	262	5%
Total	379	384	(1)%	764	769	(1)%

•The following table summarizes year-over-year revenue changes in the company's core product categories:

	Three months ended June 30,			Six months ended June 30,
(in millions)	2026	2025	% Change	2026	2025	% Change
Product revenues:
Cancer Care Continuum	$114.1	$127.7	(11)%	$234.3	$243.3	(4)%
Prenatal Health	39.8	47.6	(16)%	81.7	96.9	(16)%
Mental Health	36.8	37.8	(3)%	75.1	68.8	9%
Total	$190.7	$213.1	(11)%	$391.1	$409.0	(4)%

Product Categories:
Cancer Care Continuum – MyRisk, BRACAnalysis CDx, MyChoice CDx, Prolaris + AI, Precise Tumor, Precise MRD
Prenatal Health – Foresight, Prequel, FirstGene, SneakPeek
Mental Health – GeneSight

•Second quarter 2026 gross margin was 66.6%, down 460 basis points from the second quarter 2025.
•Operating expenses in the second quarter of 2026 were $165.9 million compared to $481.0 million in the second quarter of 2025. The 2025 period included non-cash impairment charges of $316.7 million due primarily to a decline in Myriad Genetics' market capitalization during the first six months of 2025. Adjusted operating expenses in the second quarter of 2026 increased $6.7 million year-over-year to $150.5 million, reflecting the company's multi-year investment in key strategic areas.
•Operating loss in the second quarter of 2026 was $38.9 million.

Cash Flow and Liquidity
Second quarter 2026 cash flow used in operations was $8.3 million and adjusted operating cash outflow in the second quarter of 2026 was $7.7 million. Capital expenditures and capitalization of internal-use software costs totaled $3.2 million in the second quarter 2026 resulting in adjusted free cash flow of $(10.9) million in the second quarter of 2026.

As of the end of the second quarter of 2026, the company had cash and cash equivalents of $115.2 million.

Business Performance and Highlights
Cancer Care Continuum
The Cancer Care Continuum business delivered revenue of $114.1 million in the second quarter of 2026.
•Second quarter 2026 hereditary cancer testing revenue decreased 13% year-over-year due to decreases in reimbursement and unfavorable changes in estimates associated primarily with orders from the first quarter of 2026, partially offset by an 8% year-over-year increase in volume.
•Myriad Genetics launched Prolaris + AI, its first AI-enabled prostate cancer test, in partnership with PATHOMIQ.
•Myriad Genetics expanded availability of Precise MRD, broadening availability to patients undergoing treatment and surveillance for breast, colorectal and renal cancers.
•Results from the prospective, 949 sample, multi-center MONITOR-Breast study were published in Future Oncology, which the company believes further supports the clinical validity of Precise MRD in breast cancer. The study, which covered patients with Stage I–III breast cancer across all molecular subtypes, reported that ultrasensitive ctDNA monitoring during neoadjuvant therapy provided real-time insight into treatment response and helped identify patients at increased risk for residual disease.

•The company shared data at the American Society of Clinical Oncology (ASCO) Annual Meeting underscoring Myriad Genetics' commitment to the Cancer Care Continuum and highlighting its progress in precision oncology. Multiple presentations showcased the prognostic power of Myriad Genetics' ultrasensitive MRD assay, including several presentations that reported interim outcomes from the MONSTAR-SCREEN-3 study, led by Dr. Takayuki Yoshino, National Cancer Center Hospital East, Japan. Other presentations focused on ovarian cancer, gastric cancer, head and neck cancer, and sarcoma also demonstrated the emerging clinical utility of ctDNA as a biomarker of recurrence and therapy response. The company believes this data reinforces the scientific strength behind the company's precision oncology programs and focus on advancing clinically meaningful innovations for patients and providers.
•In July 2026, Myriad Genetics submitted a request to the Molecular Diagnostics Program (MolDX), administered by Palmetto GBA, a Medicare Administrative Contractor (MAC) for the Centers for Medicare & Medicaid Services (CMS), for a Local Coverage Determination (LCD) to establish Medicare coverage of its Precise MRD test for breast cancer patients.
•In July 2026, Myriad Genetics announced newly published data from the largest individual-patient-data meta-analysis of Prolaris to date, involving 14 studies and more than 8,000 patients, which the company believes shows that the Prolaris Biopsy Test adds significant prognostic information beyond conventional clinical risk categories for patients with localized prostate cancer.

Prenatal Health
The Prenatal Health business delivered revenue of $39.8 million in the second quarter of 2026.
•Prenatal testing revenue in the second quarter of 2026 declined 16% year-over-year, as volume decreased 9% year-over-year.
•The multi-site CONNECTOR study, using the company's FirstGene Multiple Prenatal Screen, continues to see progress in enrollment and the company expects this study, if successful, to support future commercial launch activities and expand capabilities in prenatal testing.
•In July 2026, Myriad Genetics launched the FirstGene Multiple Prenatal Screen, which includes four prenatal genetic screens from a single draw of blood as early as eight weeks gestation. With this launch, Myriad Genetics offers a comprehensive prenatal screening portfolio helping clinicians deliver the right product to the right patient at the right time.

Mental Health
GeneSight test revenue was $36.8 million in the second quarter of 2026.
•Second quarter 2026 revenue decreased 3% year-over-year reflecting 4% year-over-year GeneSight volume growth offset by a 6% year-over-year decline in average revenue per test, which reflects a write-off of aged receivables in the quarter.

Financial Guidance
Myriad Genetics does not provide forward-looking guidance in accordance with accounting principles generally accepted in the United States (GAAP) for the measures on which it provides forward-looking non-GAAP guidance as the company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are dependent on various factors, are out of the company's control, or cannot be reasonably predicted. Such adjustments include, but are not limited to, strategic realignment, costs related to amortization of intangibles from acquisitions, impairment and related charges, depreciation, equity compensation, tax benefits, and other adjustments. For example, stock-based compensation may fluctuate based on the timing of employee stock transactions and unpredictable fluctuations in the company's stock price. Any associated estimate of these items and their impact on GAAP performance could vary materially.

Below is a table summarizing Myriad Genetics' full-year 2026 financial guidance*:

(in millions, except percentages)	2026 Guidance	FY 2026 Comments

Revenue	$770 - $790	Revised the full-year 2026 revenue range lower, reflecting Q2 results and current business trends.
Adjusted Gross Margin %**	66% - 67%	Gross margins expected to fluctuate quarter to quarter given product mix and pricing trends.

*	Assumes currency rates as of July 30, 2026.
**	Adjusted Gross Margin is defined as Gross Margin plus non-cash cost of sales, such as amortization of intangible assets and share-based compensation expense, and non-recurring one-time expenses.
As a result of second quarter 2026 performance and strategic initiatives that are underway, Myriad Genetics is suspending its previous full-year 2026 Adjusted EBITDA guidance and is providing full-year 2026 financial guidance only with respect to Revenue and Adjusted Gross Margin % as set forth above.

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.

Conference Call and Webcast
A conference call will be held today, Thursday, July 30, 2026, at 4:30 p.m. ET to discuss Myriad Genetics’ financial results and business developments for the second quarter of 2026. A live webcast of the conference call can be accessed on Myriad Genetics' Investor Relations website at investor.myriad.com. To participate in the live conference call via telephone, please register at https://register-conf.media-server.com/register/BI4292daa610ad49c2bd69187625a3818d. Upon registering, a dial-in number and unique PIN will be provided to join the conference call. Following the conference call, an archived webcast of the call will be available at investor.myriad.com.

About Myriad Genetics
Myriad Genetics is a leading molecular diagnostic and precision medicine company committed to advancing health and well-being for all. Myriad Genetics develops and commercializes molecular tests that help patients and providers uncover genetic insights. Our tests assess the risk of developing disease or disease progression and guide treatment decisions across medical specialties where molecular insights can significantly improve patient care, support earlier detection, enable more precise treatment and contribute to lowering healthcare costs. For more information, visit www.myriad.com.

Myriad, the Myriad logo, BRACAnalysis, BRACAnalysis CDx, Colaris, MyRisk, Myriad myRisk, MyRisk Hereditary Cancer, MyChoice, Tumor BRACAnalysis CDx, MyChoice CDx, Prequel, Prequel with Amplify, Amplify, Foresight, Foresight Universal Plus, Precise Tumor, Precise Oncology Solutions, Precise Liquid, Precise MRD, FirstGene, SneakPeek, SneakPeek Early Gender DNA Test, SneakPeek Snap, Urosuite, myGeneHistory, Health.Illuminated., RiskScore, Prolaris, Prolaris + AI, and GeneSight are registered trademarks or trademarks of Myriad Genetics, Inc. All third-party marks—® and ™—are the property of their respective owners.

© 2026 Myriad Genetics, Inc. All rights reserved.

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (unaudited)
(in millions, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue	$190.7	$213.1	$391.1	$409.0
Cost of revenue	63.7	61.3	126.5	123.0
Gross profit	127.0	151.8	264.6	286.0

Operating expenses:
Research and development expense	25.0	25.6	52.1	53.1
Sales and marketing expense	83.1	71.9	156.7	141.1
General and administrative expense	57.8	66.8	120.0	133.3
Goodwill and long-lived asset impairment charges	—	316.7	5.4	316.7
Total operating expenses	165.9	481.0	334.2	644.2
Operating loss	(38.9)	(329.2)	(69.6)	(358.2)
Other income (expense):
Interest income	0.4	0.2	1.1	0.5
Interest expense	(4.1)	(1.5)	(8.2)	(2.3)
Other	—	(0.1)	—	—
Total other expense	(3.7)	(1.4)	(7.1)	(1.8)
Loss before income tax	(42.6)	(330.6)	(76.7)	(360.0)
Income tax expense (benefit)	0.6	(0.1)	0.6	(29.4)
Net loss	$(43.2)	$(330.5)	$(77.3)	$(330.6)
Net loss per share:
Basic and diluted	$(0.46)	$(3.57)	$(0.82)	$(3.59)
Weighted average shares outstanding:
Basic and diluted	94.8	92.5	94.2	92.0

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (unaudited)
(in millions, except per share amounts)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$115.2	$149.6
Trade accounts receivable	109.5	115.3
Inventory	30.6	30.6
Prepaid taxes	1.8	12.0
Prepaid expenses and other current assets	31.9	25.1
Total current assets	289.0	332.6
Operating lease right-of-use assets	50.0	49.4
Property, plant and equipment, net	108.9	114.0
Intangible assets, net	139.0	153.4
Goodwill	47.1	51.6
Other assets	4.9	5.6
Total assets	$638.9	$706.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$30.4	$30.0
Accrued liabilities	93.0	96.9
Current maturities of operating lease liabilities	7.3	6.9
Total current liabilities	130.7	133.8
Long-term debt	120.7	119.9
Noncurrent operating lease liabilities	82.5	83.0
Other long-term liabilities	1.1	1.9
Total liabilities	335.0	338.6
Commitments and contingencies
Stockholders’ equity:
Common stock, 95.6 and 93.5 shares outstanding at June 30, 2026 and December 31, 2025, respectively	1.0	0.9
Additional paid-in capital	1,502.1	1,489.0
Accumulated other comprehensive income	0.8	0.8
Accumulated deficit	(1,200.0)	(1,122.7)
Total stockholders' equity	303.9	368.0
Total liabilities and stockholders’ equity	$638.9	$706.6

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (unaudited)
(in millions)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net cash used in operating activities	$(8.3)	$(13.6)	$(24.0)	$(29.9)
Net cash used in investing activities	(3.2)	(6.9)	(9.7)	(15.2)
Net cash provided by (used in) financing activities	2.2	2.6	(0.8)	16.2
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	0.1	0.6	—	0.7
Net decrease in cash, cash equivalents, and restricted cash	(9.2)	(17.3)	(34.5)	(28.2)
Cash, cash equivalents, and restricted cash at beginning of the period	126.0	101.0	151.3	111.9
Cash, cash equivalents, and restricted cash at end of the period	$116.8	$83.7	$116.8	$83.7

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to (i) the company's full-year 2026 financial guidance, (ii) the company's strategic initiatives, including organizational design and process improvements, and the expected impact of those initiatives on efficiency, profitability, predictability, and growth, (iii) the company's expectations regarding its 2027 financial profile, and (iv) the company's expectations regarding the CONNECTOR study and future commercial launch activities. These “forward-looking statements” are management’s present expectations of future events as of the date hereof and are subject to a number of known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated.

These risks include, but are not limited to: the risk that sales and profit margins of the company’s existing tests may decline; the risk that the company may not be able to operate its business on a profitable basis; risks related to the company’s ability to achieve certain revenue growth targets and generate sufficient revenue from its existing product portfolio or in launching and commercializing new tests to be profitable; risks related to recent changes in the company's senior management team and the successful implementation of the company's strategic plan; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for the company’s tests or the company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests; the risk that the company may be unable to develop or achieve commercial success for additional tests in a timely manner, or at all; the risk that the company is not able to secure additional financing to fund its business, if needed, in a timely manner or on favorable terms, if at all; the risk that the company may not successfully develop new markets or channels for its tests; the risk that licenses to the technology underlying the company’s tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the company’s laboratory testing facilities; risks related to public concern over genetic testing in general or the company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the company’s ability to obtain new corporate partnerships and collaborations or licenses and acquire or develop new technologies or businesses on satisfactory terms, if at all; risks related to the company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses, acquires or develops; risks related to the company’s projections or estimates about the potential market opportunity for the company’s current and future products; the risk that the company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the company’s tests; the risk of patent-infringement claims or challenges to the validity of the company’s patents; risks related to changes in intellectual property laws covering the company’s tests, or patents or enforcement, in the United States and foreign countries; risks related to security breaches, loss of data and other disruptions, including from cyberattacks and other cybersecurity incidents; risks of new, changing and competitive technologies in the United States and internationally and that the company may not be able to keep pace with the rapid technology changes in its industry, or properly leverage new technologies to achieve or sustain competitive advantages in its products; the risk that the company may be unable to comply with financial or operating covenants under the company’s credit or lending agreements; the risk that the company may not be able to maintain effective disclosure controls and procedures and internal control over financial reporting; risks related to current and future investigations, claims or lawsuits, including derivative claims, product or professional liability claims, and risks related to the amount of the company's insurance coverage limits and scope of insurance coverage with respect thereto; and other factors discussed under the heading “Risk Factors” contained in Part I, Item 1A of the company’s Annual Report on Form 10-K filed with the SEC on February 24, 2026, as well as any updates to those risk factors filed from time to time in the company’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The company is not under any obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

Investor Contact
Matt Scalo
(801) 584-3532
matt.scalo@myriad.com

Media Contact
Kate Schraml
(224) 875-4493
PR@myriad.com

Statement Regarding Use of Non-GAAP Financial Measures
In this press release, the company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of each schedule.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, if available, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company does not forecast GAAP gross margin because it cannot predict certain elements that are included in reported GAAP results. Please see above under “Financial Guidance” for a full explanation.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three and Six Months Ended June 30, 2026 and 2025
(unaudited data in millions, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Adjusted Gross Margin
Gross Profit	$127.0	$151.8	$264.6	$286.0
Acquisition - amortization of intangible assets(1)	—	0.3	0.1	0.6
Equity compensation(2)	0.5	0.3	0.7	0.6
Other adjustments(3)	—	—	—	0.3
Adjusted Gross Profit	$127.5	$152.4	$265.4	$287.5
Adjusted Gross Margin	66.9%	71.5%	67.9%	70.3%

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees.
(3)	Other one-time non-recurring expenses.

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Adjusted Operating Expenses
Operating Expenses	$165.9	$481.0	$334.2	$644.2
Acquisition - amortization of intangible assets(1)	(6.4)	(8.1)	(12.8)	(16.9)
Goodwill and long-lived asset impairment(2)	—	(316.7)	(5.4)	(316.7)
Equity compensation(3)	(6.7)	(10.4)	(13.0)	(19.6)
Real estate optimization(4)	—	(2.2)	—	(5.2)
Strategic realignment(5)	(2.3)	(0.1)	(4.0)	(1.8)
Other adjustments(6)	—	0.3	—	0.4
Adjusted Operating Expenses	$150.5	$143.8	$299.0	$284.4

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Expense related to goodwill and long-lived asset impairment. For the six months ended June 30, 2026, consists of $5.4 million of impairment expense associated with our Women's Health reporting unit and certain intangible assets. For the three and six months ended June 30, 2025, consists of $316.7 million of impairment expense associated with our Mental Health and Women's Health reporting units and asset groups.
(3)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(4)	Costs related to real estate initiatives. For the three and six months ended June 30, 2025, consists of additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our current laboratories in those locations and testing and set-up costs for equipment in our new facilities.
(5)	Costs related to strategic realignment of the company including severance and consulting fees. Management determined that severance costs that had previously been reported in other one-time expenses should be reported as part of our strategic realignment efforts. Consequently, $1.8 million in severance costs that were reported as other adjustments in our reconciliations of GAAP to Non-GAAP financial measures for the six months ended June 30, 2025 were reclassified to strategic realignment in this reconciliation.
(6)	Other one-time non-recurring adjustments. See also Note 5 above regarding reclassification of certain other adjustments to strategic realignment.

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Adjusted Net Income (Loss)(1)
Net Loss	$(43.2)	$(330.5)	$(77.3)	$(330.6)
Acquisition - amortization of intangible assets(2)	6.4	8.4	12.9	17.5
Goodwill and long-lived asset impairment(3)	—	316.7	5.4	316.7
Equity compensation(4)	7.2	10.7	13.7	20.2
Real estate optimization(5)	—	2.2	—	5.2
Strategic realignment(6)	2.3	0.1	4.0	1.8
Other adjustments(7)	—	(0.2)	—	—
Uncertain tax benefit(8)	—	(0.3)	—	(29.0)
Tax adjustments(9)	3.9	(2.3)	9.7	(0.1)
Adjusted Net Income (Loss)	$(23.4)	$4.8	$(31.6)	$1.7

Weighted average shares outstanding:
Diluted	94.8	92.8	94.2	92.9
Adjusted Income (Loss) Per Share
Diluted	$(0.25)	$0.05	$(0.34)	$0.02

(1)	To determine Adjusted Income (Loss) Per Share.
(2)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(3)
Expense related to goodwill and long-lived asset impairment. For the six months ended June 30, 2026, consists of $5.4 million of impairment expense associated with our Women's Health reporting unit and certain intangible assets. For the three and six months ended June 30, 2025, consists of $316.7 million of impairment expense associated with our Mental Health and Women's Health reporting units and asset groups.

(4)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(5)
Costs related to real estate initiatives. For the three and six months ended June 30, 2025, consists of additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our current laboratories in those locations and testing and set-up costs for equipment in our new facilities.

(6)	Costs related to strategic realignment of the company including severance and consulting fees. Management determined that severance costs that had previously been reported in other one-time expenses should be reported as part of our strategic realignment efforts. Consequently, $1.8 million in severance costs that were reported as other adjustments in our reconciliations of GAAP to Non-GAAP financial measures for the six months ended June 30, 2025 were reclassified to strategic realignment in this reconciliation.
(7)	Other one-time non-recurring adjustments. See also Note 6 above regarding reclassification of certain other adjustments to strategic realignment.
(8)
Consists of the release of unrecognized tax benefits and the recognition of valuation allowances for the three and six months ended June 30, 2025. The unrecognized tax benefits released were primarily related to tax years under Joint Committee on Taxation review, which upon conclusion of the review were remeasured or released.

(9)
Tax expense or benefit due to non-GAAP adjustments, differences between stock compensation recorded for book purposes as compared to the allowable tax deductions, and valuation allowance recognized against federal and state deferred tax assets in the United States. As of June 30, 2026, a valuation allowance of $118.6 million was not recognized for non-GAAP purposes given our historical and forecasted positive earnings performance. As of June 30, 2025, a valuation allowance of $101.4 million was not recognized for non-GAAP purposes given the company's historical and forecasted positive earnings performance.

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Adjusted EBITDA
Net Loss	$(43.2)	$(330.5)	$(77.3)	$(330.6)
Acquisition - amortization of intangible assets(1)	6.4	8.4	12.9	17.5
Depreciation expense(2)	4.8	4.9	9.5	10.0
Goodwill and long-lived asset impairment(3)	—	316.7	5.4	316.7
Equity compensation(4)	7.2	10.7	13.7	20.2
Real estate optimization(5)	—	2.2	—	5.2
Strategic realignment(6)	2.3	0.1	4.0	1.8
Interest expense, net of interest income(7)	3.7	1.3	7.1	1.8
Other adjustments(8)	1.3	0.8	2.7	1.1
Uncertain tax benefits(9)	—	(0.3)	—	(29.0)
Income tax (benefit) expense(10)	0.6	0.2	0.6	(0.4)
Adjusted EBITDA	$(16.9)	$14.5	$(21.4)	$14.3

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Consists of depreciation expense recognized during the period.
(3)	Expense related to goodwill and long-lived asset impairment. For the six months ended June 30, 2026, consists of $5.4 million of impairment expense associated with our Women's Health reporting unit and certain intangible assets. For the three and six months ended June 30, 2025, consists of $316.7 million of impairment expense associated with our Mental Health and Women's Health reporting units and asset groups.
(4)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(5)	Costs related to real estate initiatives. For the three and six months ended June 30, 2025, consists of additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our current laboratories in those locations and testing and set-up costs for equipment in our new facilities.
(6)	Costs related to strategic realignment of the company including severance and consulting fees. Management determined that severance costs that had previously been reported in other one-time expenses should be reported as part of our strategic realignment efforts. Consequently, $1.8 million in severance costs that were reported as other adjustments in our reconciliations of GAAP to Non-GAAP financial measures for the six months ended June 30, 2025 were reclassified to strategic realignment in this reconciliation.
(7)	Derived from interest expense and interest income from the Condensed Consolidated Statements of Operations.
(8)	Other one-time non-recurring expenses. For purposes of adjusted EBITDA, this includes Other adjustments described in the Adjusted Net Income (Loss) table above as well as the amounts reported as Other income (expense) in the Condensed Consolidated Statement of Operations. See also Note 6 above regarding the reclassification of certain other adjustments to strategic realignment.
(9)	Consists of the release of unrecognized tax benefits and the recognition of valuation allowances for the three and six months ended June 30, 2025. The unrecognized tax benefits released were primarily related to tax years under Joint Committee on Taxation review, which upon conclusion of the review were remeasured or released.
(10)	Derived from Income tax expense (benefit) from the Condensed Consolidated Statement of Operations, net of the adjustment for unrecognized tax benefits described in Note 9 above.

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Adjusted Operating and Free Cash Flow
Net Cash Used in Operating Activities	$(8.3)	$(13.6)	$(24.0)	$(29.9)
Real estate optimization(1)	—	3.5	—	7.5
Strategic realignment(2)	0.6	0.1	2.9	1.8
Other adjustments(3)	—	(0.2)	—	—
Adjusted Operating Cash Flow	$(7.7)	$(10.2)	$(21.1)	$(20.6)
Capital expenditures(4)	(2.1)	(2.8)	(7.5)	(8.1)
Capitalization of internal-use software costs(4)	(1.1)	(4.1)	(2.2)	(7.1)
Adjusted Free Cash Flow	$(10.9)	$(17.1)	$(30.8)	$(35.8)

(1)	The cash flow effect of real estate optimizations, excluding non-cash items such as accelerated depreciation.
(2)
Strategic realignment includes the cash paid for those costs in the related periods. During the three and six months ended June 30, 2026, management determined that severance costs that had previously been reported in other one-time expenses should be reported as part of our strategic realignment efforts. Consequently $1.8 million in severance costs that were reported as other adjustments in our reconciliations of GAAP to Non-GAAP financial measures for the six months ended June 30, 2025 were reclassified to strategic realignment in this reconciliation.

(3)	The cash flow effect of other one-time non-recurring expenses. See also Note 2 above regarding the reclassification of certain other adjustments to strategic realignment.
(4)	Derived from the Condensed Consolidated Statements of Cash Flows.